EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      The following is a listing of the subsidiaries of B&D Food Corp.:


                                                                 Jurisdiction of
Subsidiary                                                         Incorporation
--------------------------------------------------------------- ----------------
BDFC Brasil Alimentos LTDA.                                               Brazil